Exhibit 5.1

Mitchell Silberberg & Knupp llp
A Law Partnership Including Professional Corporations

February 23, 2024

Perfect Moment Ltd.

307 Canalot Studios

222 Kensal Road

London W10 5BN

United Kingdom

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Perfect Moment Ltd., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 3,936,301 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), consisting of (i) 3,636,344 shares of Common Stock that are subject to issuance by the Company upon the exercise or settlement of awards to be granted under the Perfect Moment Ltd. 2021 Equity Incentive Plan (as amended, the “2021 Plan”), (ii) 163,613 shares of Common Stock that are subject to issuance by the Company upon the exercise of outstanding stock options granted under the 2021 Plan and (iii) 136,344 shares of Common Stock that are subject to issuance by the Company upon the exercise of outstanding stock options granted under the Enterprise Management Incentive Share Option Agreement with Negin Yeganegy, as amended by the Settlement Agreement, dated October 26, 2022, by and between Perfect Moment UK Limited and Negin Yeganegy (together with the 2021 Plan, the “Plans”).

For purposes of rendering this opinion, we have examined the Plans, the forms of award agreements under the 2021 Plan, the Registration Statement, the Certificate of Incorporation and the Bylaws of the Company, as amended and restated, the proceedings and other actions of the Company that provide for the issuance of the Shares, and such other documents and matters as we have deemed necessary for purposes of rendering this opinion. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons who have executed documents examined by us, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. In rendering the opinion set forth below, we have assumed that certificates evidencing the will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate for the shares of the Company. In addition, we have assumed that the resolutions of the Company’s Board of Directors or its applicable committee authorizing the Company to issue and deliver the Shares will be in full force and effect at all times at which such Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such resolutions.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in accordance with the Plans and in the manner described in the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares. This opinion is opining upon and is limited to the current federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Sincerely,

/s/ Mitchell Silberberg & Knupp LLP
MITCHELL SILBERBERG & KNUPP LLP

2049 Century Park East, 18th Floor, Los Angeles, California 90067-3120 Phone: (310) 312-2000 Fax: (310) 312-3100 Website: www.msk.com